UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Telephone and Data Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a script to be used at the Telephone and Data Systems, Inc. (“TDS”) Annual Meeting of Shareholders on May 21, 2015.

IMPORTANT INFORMATION:  TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2015 annual meeting of shareholders.  Information regarding TDS directors and executive officers and other participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s definitive proxy statement relating to its 2015 annual meeting, as filed with the Securities and Exchange Commission (“SEC”) on April 17, 2015.  The 2015 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov  or from TDS as provided on its website at www.tdsinc.com.  TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2015 ANNUAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.

STATEMENT OF LEROY T. CARLSON, JR.

AT 2015 ANNUAL MEETING OF TDS

RE DIRECTOR NOMINATIONS

Your Board of Directors has nominated the following incumbent directors of TDS for election as directors by the holders of Common Shares: Clarence A. Davis, George W. Off, Mitchell Saranow, and Gary L. Sugarman.  Your Board of Directors believes that the background and experience of its nominees make them highly qualified to serve as directors of TDS and unanimously recommends that you vote for its nominees.

Each of these nominees have been very active in urging meaningful action and helping TDS set a course for sustainable, profitable growth.

A change in composition of the Board of Directors risks disruption in TDS’s ability to effect needed change and a loss of valuable expertise.

The four nominees of the TDS Board of Directors have significant business, finance and managerial experience in telecommunications, retail and consumer marketing, and other business matters that provide significant value to TDS.

Clarence Davis has significant business and accounting experience.  He was a director and former Chief Executive Officer of Nestor, a public technology company.  He was formerly Chief Financial Officer and Chief Operating Officer of the American Institute of Certified Public Accountants.  He is currently a director or trustee of two investment funds.  He also has substantial audit committee experience, including the TDS audit committee, and has served as a financial expert on the TDS audit committee and the audit committees of other companies.  Clarence has been a director of TDS since 2009.

George Off has significant business and executive management experience as the former Chief Executive Officer of retail marketing and technology companies at Catalina Marketing Corporation and Checkpoint Systems, Inc.  He also has substantial board experience.  George is the chairman of the TDS Audit Committee and is a member of the TDS Compensation Committee.  He has been a TDS director since 1997.

Mitch Saranow has been a TDS director since 2004.  He has significant management, finance, accounting and legal experience in multiple industries, including cable TV.  He was formerly a senior lecturer in financial reporting and controls at Harvard Business School.  Mitch has extensive public company board and audit committee experience.  He has been a member of the TDS Audit Committee since 2004 and is a designated financial expert on the TDS Audit Committee.

Gary Sugarman has significant management experience in multiple telecommunications and technology companies.  He has expertise in telecom mergers and acquisitions.  Gary has financial expertise as a founder and managing member of Richfield Capital Partners.  He is a current or former member of multiple telecommunications boards.  He has been a TDS director since 2009.  Gary is a member of the TDS Compensation Committee.

                Your Board of Directors unanimously recommends that you vote for its four highly qualified and experienced nominees.

Thank you for your support.